UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2005

REALAMERICA CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-6978 (Commission File No.)	61-8623857 (IRS Employer Identification No.)

1401 Elm Street, Suite 3366

Dallas, TX 75201
(214) 526-0940

 (Address and telephone number

of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)

On May 31, 2005, RealAmerica Co. (the “Company”), with the approval of the Audit Committee, engaged Philip Vogel & Co. PC as the Company’s independent registered public accountant to audit the Company’s financial statements for the years ended December 31, 2003 and 2004, and to review the Company’s 2005 Reports on Form 10-QSB.  The decision to engage Philip Vogel & Co. PC. was made by the Company’s Board of Directors.  The Company’s prior independent registered public accountant was Semple & Cooper, LLP.  Their engagement ended following their completion of the audit of the Company’s financial statements for the year ended November 30, 1999.  There were no disagreements with the former auditors or other information within the meaning of Item 304(a)(1) of Regulation S-B.

(b)

During the two-year period ended December 31, 2004 and the subsequent interim period prior to Philip Vogel & Co. PC’s engagement, neither the Company nor anyone on its behalf consulted Philip Vogel & Co. PC regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has Philip Vogel & Co. PC. provided to the Company a written report or oral advice regarding such accounting principles or audit opinion.

Item  8.01  Other Events.

We have not filed reports with the Securities and Exchange Commission since July 7, 2000.  However, we intend to file our Report on Form 10-KSB for the year ended December 31, 2004 as well as our Report on Form 10-QSB for the quarter ended March 31, 2005 as soon as reasonably practicable.  We will then begin making all filings required by the Securities Exchange Act of 1934 on a timely basis.

In addition, once we are current in our filing requirements, we intend to apply for re-listing on the Over-the-Counter Bulletin Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALAMERICA CO.

By:	/s/ GEORGE BURCH
President

Date: June 6, 2005

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